Exhibit 99.1
National CineMedia Successfully Completes Financial Restructuring and
Announces New Board of Directors

Company Substantially Strengthens Capital Structure, Poised to Seize Opportunities with Financial Flexibility

New Directors Bring Experience and Expertise in Advertising, Finance, Digital, Media, and Technology

Leading Cinema Advertising Platform Positioned for Growth and Success

CENTENNIAL, Colo.- National CineMedia, LLC (NCM, NCM LLC or the Company), the largest cinema advertising platform in the U.S., today announced the successful completion of its financial restructuring process and emergence from Chapter 11 on August 7, 2023. This follows confirmation of NCM’s Plan of Reorganization (the Plan) by the United States Bankruptcy Court for the Southern District of Texas (the Court) on June 27, 2023, which received the overwhelming support of its creditor constituencies.

“This important milestone marks the beginning of a new era of growth,” said Tom Lesinski, Chief Executive Officer of NCM. “With a restructured balance sheet, the most advanced data and advertising solutions in the industry, and access to the biggest moviegoing audiences, we are now positioned to capitalize on new and exciting opportunities. We continue to experience record-breaking box office performance with Barbie and Oppenheimer seen by almost 60 million consumers to date, driving maximum awareness of the power of movies and the cultural conversation that they ignite. With these tailwinds propelling us forward, NCM will continue to unite brands with young, diverse audiences at movie theaters nationwide during the biggest cultural moments of the year.”

The Company emerges under the ownership of its prepetition secured lenders. NCM LLC will maintain its existing corporate structure with National CineMedia, Inc. (Nasdaq: NCMI), continuing to serve as the manager of NCM LLC, and retaining a 13.8% stake in the reorganized Company. Through its financial restructuring, NCM eliminated approximately $1.2 billion of debt, substantially strengthening its capital structure. The Company has also entered into an approximately $55 million exit financing facility, which will be used to, among other things, fund future growth initiatives.

Additionally, NCM emerges from its restructuring with new members appointed to its Board of Directors, bringing extensive advertising, financial, media, technology, and digital experience. NCM’s existing executive team will continue to lead the business and will partner closely with the new Board to drive growth and engage audiences across the country. Ms. Lauren Zalaznick has been named Chair of the Board, which is now comprised of nine members. Joining CEO Tom Lesinski on the Board are:

•Ms. Lauren Zalaznick, Chair of the Board: Ms. Zalaznick is a widely recognized business leader with more than 30 years’ experience creating and implementing growth strategies for leading media companies and digital startups. As an independent advisor, Ms. Zalaznick works with companies at every stage of maturity focused on content, marketing, sales, and direct-to-consumer strategies. In addition, Ms. Zalaznick is a Senior Advisor to The Boston Consulting Group in the Global TMT Practice. Ms. Zalaznick's most recent corporate role is as former EVP & Chair, Entertainment & Digital Networks, Comcast NBCUniversal. Ms. Zalaznick currently sits on the boards of The RTL Group and The GoPro Corporation, where she chairs Nomination & Governance. Previously, she served as a director and chair of Nomination & Governance for The Nielsen Corporation as well as several high growth digital companies.

•Ms. Bernadette Aulestia: Ms. Aulestia has extensive experience as an executive in content and digital businesses. She is the former President, Global Distribution HBO. Ms. Aulestia serves on the Boards of Denny’s Corporation, Nexstar Media Group, and Latino Corporate Directors Association. Named one of Fortune 50 Most Powerful Latinas in Business, Fast Company’s 100 Most Creative People in Business, Ms. Aulestia is currently chair of the Corporate Governance & Nominating Committee of Denny’s Corporation (NASDAQ: DENN), and sits on the Compensation Committee of Nexstar Media Group (NASDAQ: NXST).

•Mr. Nicholas Bell: Mr. Nicholas (Nick) Bell is a recognized technology leader with more than two decades of experience as a technology and media executive and active angel investor who advises numerous founders and executives. He is the Chief Executive Officer of Fanatics Live, former Head of Product for Google's Search Experience, former Vice Global Head of Content & Partnerships at Snap, and former Senior Vice-President, Digital Products, News Corporation.
•Mr. David E. Glazek: Mr. Glazek has over 15 years of experience investing in distressed, special situations and private credit strategies, including as a Partner and Portfolio Manager of Standard General L.P. from 2008. He also serves as Executive Chairman of Turning Point Brands, Inc., a Director of Workers Benefit Consortium, Inc., and an Adjunct Professor at Columbia Business School. He previously worked at Lazard Frères & Co., where he focused on mergers and acquisitions and corporate debt restructuring. He has also worked at the Blackstone Group. Throughout his career he has served on numerous public and private company boards of directors.

•Ms. Juliana Hill: Ms. Hill brings her extensive financial, media industry, and outdoor advertising expertise to NCM, following a long career in finance with iHeartMedia, Inc. (formerly Clear Channel Communications, Inc.), the #1 audio company in the United States. From 2013 to 2019, Ms. Hill served as iHeartMedia’s Senior Vice President of Liquidity and Asset Management, and also led a steering committee for the separation of iHeart’s subsidiary, Clear Channel Outdoor Holdings. Ms. Hill is currently the owner of JFH Consulting, which provides financial and strategic advisory services.

•Mr. Tiago Lourenço: Mr. Lourenço is a Partner at Blantyre Capital, a special situations investment firm with $2.6 billion of committed capital. Prior to this, he was a Vice President at Oaktree Capital Management where he worked for seven years in the distressed opportunities group. Prior to Oaktree, Mr. Lourenço worked at Goldman Sachs and Bain & Company.

•Mr. Jean-Philippe Maheu: Mr. Maheu has extensive digital, media, and technology experience. He is the former Global Vice-President, Client Solutions & Advertising Sales, Twitter, former CEO of Razorfish, former Global CEO of Publicis Modem, and former Chief Digital Officer, North America of Ogilvy & Mather. Mr. Maheu is an Advisor and Board member for various growth stage companies.
•Mr. Joe Marchese: Mr. Marchese is the Chief Executive Officer of Attention Capital, a media and technology holding company. He is also the Co-Founder and Executive Chairman of Human Ventures, a leading start-up studio and venture fund, and a Partner/Co-Founder of Casa Komos Brands Group, a portfolio of elevated hospitality brands. Previously, Mr. Marchese served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, a role in which he oversaw multi-billion-dollar advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic.
“On behalf of the new members of the Board, we commend the NCM team for navigating through this important process without disruption to its operations or customer relationships,” said Lauren Zalaznick, Chair of the Board. “With the successful completion of the restructuring, NCM is laser-focused on its best-in-class, full-funnel advertising solutions and innovative data technology, empowering advertisers to reach moviegoing audiences with scale and measurability.”
As previously announced, NCM, Inc. held a Special Meeting of Stockholders on August 2, 2023, at which stockholders voted to approve a Reverse Stock Split of its common stock at a stock split ratio of 1-for-10. The Reverse Stock Split was an obligation under NCM LLC’s 9019 Settlement with NCM Inc. and was necessary for the Plan to become effective and was completed on August 4, 2023.

Additional Information
Court filings and additional information related to the Company’s Chapter 11 cases are available on a separate website administrated by the company’s claims, noticing, and solicitation agent, Omni, at https://omniagentsolutions.com/NCM. Stakeholders with questions may call the Company’s restructuring hotline at (866) 956-2144 or (747) 293-0095 if calling from outside the U.S. or Canada or email NCMInquiries@OmniAgnt.com.
Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel, Lazard Frères & Co. LLC, is serving as investment banker, and FTI Consulting is serving as financial advisor to the Company. C Street Advisory Group serves as strategy and communications advisor to the Company. Latham & Watkins served as special litigation, tax and corporate counsel to National CineMedia, LLC.
About the Company
National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising platform in the U.S., we unite brands with young, diverse audiences through the power of movies and popular culture. NCM’s Noovie® show is presented exclusively in 47 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising platform offers broad reach and unparalleled audience engagement with more than 19,400 screens in over 1,550 theaters in 195 Designated Market Areas® (all of the top 50). NCM Digital and Digital-Out-Of-Home (DOOH) go beyond the big screen, extending in-theater campaigns into online, mobile, and place-based marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.
FORWARD LOOKING STATEMENTS
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events and results of operations, including the Company’s emergence from Chapter 11, statements concerning the ultimate impact of the restructuring on the Company and NCM Inc.’s business, the Company’s listing with Nasdaq, and ongoing business prospects, among others. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact a resolution of discussions with lenders and other financial, operational and legal risks and uncertainties detailed from time to time in cautionary statements contained in the filings of the Company with the Securities and Exchange Commission. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 29, 2022, and subsequent Quarterly Reports on Form 10-Q, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which are presented only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.
INVESTOR CONTACT:
investors@ncm.com
MEDIA CONTACT:
Pam Workman
pam.workman@ncm.com
press@ncm.com